Exhibit 99.2



                       NOTICE OF REDEMPTION TO HOLDERS OF

                              BARNES & NOBLE, INC.

                  5.25% CONVERTIBLE SUBORDINATED NOTES DUE 2009

                    CUSIP NOS. 067774 AC 3 and/or 067774 AD 1


     Barnes & Noble, Inc. (the "Company") hereby calls for redemption all of its outstanding 5.25% Convertible Subordinated Notes due 2009 (the "Securities," or any of them, a "Security") in the aggregate principal amount of $300,000,000, in accordance with paragraph 5 of the Securities and Article 3 of the Indenture (as defined below). This notice is being provided to you pursuant to Section 3.3 of the Indenture between the Company and The Bank of New York (successor to United States Trust Company of New York), as trustee, dated as of March 14, 2001 (the "Indenture"), under which the Securities were issued.

     The terms and conditions of the redemption are as follows:

     1. The redemption date for the Securities is June 28, 2004 (the "Redemption Date").

     2. The redemption price for each Security is 103% of the principal amount of the Security, plus accrued interest thereon up to, but not including, the Redemption Date (the "Redemption Price").

     3. To collect the Redemption Price, the Securities called for redemption must be presented and surrendered to The Bank of New York (the "Paying Agent") at the following address:

        By Hand or Overnight Mail          By Registered or Certified Mail
        -------------------------          -------------------------------
        The Bank of New York               The Bank of New York
        111 Sanders Creek Parkway          P.O. Box 396
        East Syracuse, NY 13057            East Syracuse, NY 13057

     4. Unless the Company defaults in making the redemption payment, interest on the Securities shall cease accruing on and after the Redemption Date and the only remaining right of a holder of a Security shall be to receive a payment of the Redemption Price, plus accrued interest, if any, upon presentation and surrender to the Paying Agent of the Securities.

     5. You shall be entitled to convert the aggregate principal amount of your Securities into shares of common stock of the Company at a conversion price equal to $32.512 per share until and including, but not after, the close of business on the business day immediately preceding the Redemption Date. To convert such Securities, you must satisfy the requirements set forth in paragraph 8 of the Securities.

     6. IN GENERAL, UNDER THE INTERNAL REVENUE CODE BACKUP WITHHOLDING PROVISIONS, THE PAYING AGENT WILL BE REQUIRED TO WITHHOLD 28% OF ANY GROSS PAYMENT TO A HOLDER OF A SECURITY WHO FAILS TO PROVIDE IT WITH A TAXPAYER IDENTIFICATION NUMBER (EMPLOYER IDENTIFICATION NUMBER OR SOCIAL SECURITY NUMBER) OR FAILS TO CERTIFY THAT THEY ARE NOT SUBJECT TO BACKUP WITHHOLDING. PLEASE COMPLETE THE ENCLOSED CERTIFICATION (SUBSTITUTE FORM W-9) AND ATTACH IT TO THE SECURITIES BEING PRESENTED FOR REDEMPTION. IF YOU ARE EXEMPT FROM BACKUP WITHHOLDING, PLEASE PROVIDE YOUR TAX IDENTIFICATION NUMBER AND SO INDICATE IN
PART II OF THE ENCLOSED FORM.


                                         BARNES & NOBLE, INC.


Dated: June 3, 2004